UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 18, 2019

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events
On April 22, 2019 Upland Software, Inc., a Delaware corporation (the “Company” or “Upland”), issued a press release announcing the April 18, 2019 completion of its acquisition of Postup Holdings, LLC, a Texas limited liability company ("Postup Holdings"), and Postup Digital, LLC, a Texas limited liability company ("Postup Digital"), an Austin-based company providing email and audience development solutions for publishing & media brands, pursuant to an Agreement and Plan of Merger dated April 17, 2019, by and among Upland, Postup Holdings, Postup Digital, Panther Acquisition Limited, a Delaware limited liability company ("MergerSub"), and wholly owned subsidiary of the Company (the “Merger Sub”), and Transition Capital Partners, LLC, a Texas limited liabiilty company, solely in its capacity as Equityholder's Representative (the “Merger Agreement”). Pursuant to the Merger Agreement, the Delaware Limited Liability Company Act (“DLLCA”) and the Texas Business Organizations Code (“TBOC”), MergerSub merged with and into Postup Holdings with Postup Holdings continuing as the surviving company of the Merger and a wholly owned subsidiary of the Company.
The purchase price paid for PostUp was $35.0 million in cash at closing, net of cash acquired.
A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Upland Software, Inc., dated as of April 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: April 22, 2019